UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 1, 2022

(Exact name of registrant as specified in its charter)

Wyoming	333-264308	98-1651594
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

MEDIES

2100 Geng Road, Suite 210

Palo Alto

CA 94303

(Address of Principal Executive Offices) (Zip Code)

(650) 719-3983

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Appointment of Certain Officers

Appointment of Mr. Simon Kidd to the position of Executive Vice Chairman

On September 1, 2022, the Board of Directors of MEDIES (the "Company") approved the appointment of Mr. Simon Kidd as the Company's Executive Vice Chairman, with his executive services commencing on September 5, 2022.

Mr. Kidd (42) is an experienced director with high qualifications and business history of working in the performing arts industry. Mr. Kidd has served in a senior position at Northern Ballet Theatre for nine years. Mr. Kidd has also been the Director of Moorland International Ballet Academy for nine years. Both corporations are not the registrant's parent, subsidiary, or other affiliates.

MEDIES' Chief Executive Officer, Mr. Kenneth Tindall, within the interest of the Company, is in good understanding of Mr. Kidd's level of professional competence and thus finds it fitting for the executive position at MEDIES.

The given appointee has no family relationship requiring disclosure pursuant to Items 401(d) of Regulation S-K.

The given appointee has not inscribed into any related party transactions with MEDIES that would require a disclosure pursuant to Item 404 (a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MEDIES

By	/s/ Kenneth Tindall
Name: Kenneth Tindall
Title: Founder and Chief Executive Officer

Date:  September 6, 2022

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